UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2011
COMPELLENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-33685 (Commission File Number)	37-1434895 (IRS Employer Identification No.)
7625 Smetana Lane
Eden Prairie, MN 55344
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (952) 294-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Cash Payments under the 2010 Management Incentive Plan and Cash Bonuses for 2011 Performance
     On February 8, 2011, the Compensation Committee of our Board of Directors approved the following compensation for our named executive officers:
•	2010 cash incentive payments under our 2010 Management Incentive Plan; and

•	cash bonuses for performance in 2011 through the anticipated closing of the merger with a wholly-owned subsidiary of Dell Inc. (as described in certain Current Reports on Form 8-K filed with the Securities and Exchange Commission ("SEC") on December 13, 2010, December 16, 2010 and February 1, 2011).
The following table sets forth the applicable 2010 cash incentive payments and 2011 cash incentive payments for our named executive officers:

	2010 Cash		2011 Cash
	Incentive		Incentive
Name	Payment ($)		Payment ($)(2)
Philip E. Soran	$445,007		$64,617
Chairman, President and Chief Executive Officer
John P. Guider	197,684		28,705
Chief Operating Officer
Lawrence E. Aszmann	119,613		17,368
Chief Technology Officer
John R. Judd	181,858		26,407
Chief Financial Officer
Brian P. Bell	301,719	(1)	43,811
Vice President, Worldwide Sales

(1)	Represents $168,999 earned by Mr. Bell during 2010 under our sales commission plan and $132,720 earned pursuant to our 2010 Management Incentive Plan.

(2)	Represents a cash incentive payment for performance during 2011 through the anticipated closing of the merger with a wholly-owned subsidiary of Dell Inc.
The foregoing description of the cash payments pursuant to the 2010 Management Incentive Plan is qualified in its entirety by the terms and conditions of the 2010 Management Incentive Plan, a copy of which was filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on February 12, 2010 and which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compellent Technologies, Inc.
Date: February 10, 2010	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer